Exhibit 10.1

AMENDMENT NO. 1 TO BUSINESS LOAN AGREEMENT

(Bank of America, N.A. – Excelligence Learning Corporation et al.)

This Amendment No. 1 to Business Loan Agreement, dated as of October 28, 2003 (this “Amendment”), is between BANK OF AMERICA, N.A. (the “Bank”) and EXCELLIGENCE LEARNING CORPORATION, a Delaware corporation (“Borrower 1”), EARLYCHILDHOOD LLC, a California limited liability company (“Borrower 2”), EDUCATIONAL PRODUCTS, INC., a Texas corporation (“Borrower 3”), SMARTERKIDS.COM, INC., a Delaware corporation (“Borrower 4”), MARKETING LOGISTICS, INC., a Minnesota corporation dba Early Childhood Manufacturers’ Direct (“Borrower 5”), and COLORATIONS, INC., an Ohio corporation (“Borrower 6”). Borrower 2, Borrower 3, Borrower 4, Borrower 5 and Borrower 6 are wholly-owned subsidiaries of Borrower 1. In this Agreement, unless otherwise specified, all of the Borrowers are referred to collectively as the “Borrower.”

RECITALS

A. The Bank and the Borrower entered into that certain Business Loan Agreement dated as of September 26, 2003 (the “Agreement”). Borrower’s obligations under the Agreement are secured by, among other things, certain personal property owned or thereafter acquired by the Borrower, as well as the proceeds of such personal property, as evidenced by that certain (1) Security Agreement (Receivables, Inventory and Equipment) dated as of September 26, 2003 and (2) Security Agreement – General Intangibles (Patents, Trademarks, Copyrights, Computer Software) dated as of September 26, 2003 (the “Security Agreements”). The Agreement, the Security Agreements, and this Amendment, together with any and all other instruments and agreements that evidence, relate to, or secure the credit extended thereunder, whether or not executed by the Borrower, are hereinafter collectively referred to herein as the “Loan Documents.”

B. The parties now desire to amend the Agreement to extend the maximum maturity date of standby letters of credit issued by the Bank, and to affirm and ratify the Loan Documents, on the terms and conditions set forth in this Amendment.

AGREEMENT

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Agreement.

2. Amendments. The Agreement is hereby amended as follows (with amended language shown in bold:

2.1 Letters of Credit. Paragraph 2.7 is hereby amended to read in its entirety as follows:

(a)	During the availability period, at the request of the Borrower, the Bank will issue standby letters of credit with a maximum maturity of 60 days beyond the Facility No. 1 Expiration Date.

(b)	The total amount of the letters of credit outstanding at any one time (including the drawn and unreimbursed amounts of the letters of credit) may not exceed One Million Dollars ($1,000,000.00).

(c)	In calculating the principal amount outstanding under the Facility No. 1 Commitment, the calculation shall include the amount of any letters of credit outstanding, including amounts drawn on any letters of credit and not yet reimbursed.

(d)	The Borrower agrees:

(i)	Any sum drawn under a letter of credit may, at the option of the Bank, be added to the principal amount outstanding under this Agreement. The amount will bear interest and be due as described elsewhere in this Agreement.

(ii)	If there is a default under this Agreement, to immediately prepay and make the Bank whole for any outstanding letters of credit.

(iii)	The issuance of any letter of credit and any amendment to a letter of credit is subject to the Bank’s written approval and must be in form and content satisfactory to the Bank (in the exercise of its Permitted Discretion) and in favor of a beneficiary acceptable to the Bank.

(iv)	To sign the Bank’s form Application and Agreement for Standby Letter of Credit, as applicable.

(v)	To pay any issuance and/or other fees that the Bank notifies the Borrower will be charged for issuing and processing letters of credit for the Borrower.

(vi)	To allow the Bank to automatically charge its checking account for applicable fees, discounts, and other charges.

(vii)	To pay the Bank a non-refundable fee equal to 1.50% per annum of the outstanding undrawn amount of each standby letter of credit, payable quarterly in advance, calculated on the basis of the face amount outstanding on the day the fee is calculated. If there is a default under this Agreement, at the Bank’s option, the amount of the fee shall be increased up to 3.0% per annum at Bank’s sole discretion, effective starting on the day the Bank provides notice of the increase to the Borrower.

3. Ratification of Loan Documents. The Borrower (and each of them) hereby affirms and ratifies the Agreement, the Security Agreements, and all documents and instruments that evidence, or relate to, or secure the credit extended under the Loan Documents. Notwithstanding the foregoing, Borrower 2 specifically acknowledges and agrees that the Agreement and the Security Agreements where executed by: (1) Ronald C. Elliot, in his official capacity as President/Chief Executive Officer of Borrower 1, sole member of Borrower 2; and (2) Judith McGuinn, in her official capacity as Chief Operating Officer of Borrower 1, the sole member of Borrower 2.

4. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

5. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

6. FINAL AGREEMENT. THIS WRITTEN AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN AND AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

This Amendment is executed as of the date stated at the beginning of this Amendment.

The “Bank”		“Borrower 1”

Bank of America, N.A.		EXCELLIGENCE LEARNING CORPORATION,
a Delaware corporation

By	/s/ John M. Fitzgerald	By	/s/ Ronald C. Elliott
Name:	John M. Fitzgerald	Name:	Ronald C. Elliott
Title:	Senior Vice President	Title:	Chief Executive Officer

		By	/s/ Judith McGuinn
		Name:	Judith McGuinn
		Title:	Executive Vice President and
Chief Operating Officer

“Borrower 2”

EARLYCHILDHOOD LLC,
a California limited liability company

		By	/s/ Ronald C. Elliott
		Name:	Ronald C. Elliott
		Title:	As President/Chief Executive Officer of Excelligence Learning Corporation, a Delaware corporation, Sole Member

		By	/s/ Judith McGuinn
		Name:	Judith McGuinn
		Title:	As Chief Operating Officer of Excelligence Learning Corporation, a Delaware corporation, Sole Member

“Borrower 3”

EDUCATIONAL PRODUCTS, INC.,
a Texas corporation

		By	/s/ Judith McGuinn
		Name:	Judith McGuinn
		Title:	President

By	/s/ Jeffrey C. Grace
Name:	Jeffrey C. Grace
Title:	Secretary/Treasurer

“Borrower 4”

SMARTERKIDS.COM, INC.,
a Delaware corporation

By	/s/ Judith McGuinn
Name:	Judith McGuinn
Title:	President

By	/s/ Jeffrey C. Grace
Name:	Jeffrey C. Grace
Title:	Secretary/Treasurer

“Borrower 5”

MARKETING LOGISTICS, INC.,
a Minnesota corporation dba
Early Childhood Manufacturers’ Direct

By	/s/ Ronald C. Elliott
Name:	Ronald C. Elliott
Title:	President/Chief Executive Officer

By	/s/ Judith McGuinn
Name:	Judith McGuinn
Title:	Vice President/Secretary

“Borrower 6”

COLORATIONS, INC., an Ohio corporation

By	/s/ Ronald C. Elliott
Name:	Ronald C. Elliott
Title:	President

By	/s/ Ronald C. Elliott
Name:	Ronald C. Elliott
Title:	Vice President/Secretary/Treasurer

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